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Exhibit 23.3

[Letterhead of PricewaterhouseCoopers LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 13, 2004 relating to the financial statements, which appears in Arch Capital Group Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the incorporation by reference of our report dated February 13, 2004 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/  PricewaterhouseCoopers LLP
New York, New York
July 2, 2004

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[Letterhead of PricewaterhouseCoopers LLP]
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM